EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- 234365) pertaining to the 2019 Stock Option and Incentive Plan, 2019 Stock Option and Equity Incentive Plan and 2019 Employee Stock Purchase Plan of SpringWorks Therapeutics, Inc of our reports dated March 12, 2020, with respect to the consolidated financial statements of SpringWorks Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

New York, New York
March 12, 2020